                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 1997 relating to the consolidated financial statements of TMP Worldwide Inc. and Subsidiaries, which are contained in that Prospectus, and of our report dated March 10, 1997, relating to the schedule which is contained in Part II of the Registration Statement.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

New York, New York
July 18, 1997